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                                 REVOCABLE PROXY

              SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
    GRANVILLE UNITED BANK FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                               _____________, 1996



The undersigned shareholder of Granville United Bank ("Granville") hereby constitutes and appoints _____________, _________________ and ________ and each of them, as attorneys-in-fact and proxies, with full power of substitution to represent and vote as directed below, all shares of the common stock of Granville held of record by the undersigned on _________, 1996, at the Special Meeting of Shareholders of Granville to be held on __________, 1996 at ______.m., local time, at _____________, Oxford, North Carolina, and at any adjournments thereof (the "Special Meeting").

1. PROPOSAL TO APPROVE MERGER. Proposal to approve the Agreement and Plan or Reorganization and Merger, dated as of June 7, 1996, and the related Plan of Merger (collectively, the "Agreement"), by and among Granville, Triangle Bancorp, Inc. ("Triangle") and Triangle Bank, the wholly-owned bank subsidiary of Triangle, and to approve the transactions contemplated therein, pursuant to which, among other matters, (i) at the effective time, Granville will be merged with and into Triangle Bank (the "Merger"), and (ii) each share of common stock of Granville outstanding immediately prior to the Merger will be converted into
1.75 shares of the common stock, no par value, of Triangle.

    [ ] FOR                        [ ] AGAINST                      [ ] ABSTAIN

2. OTHER BUSINESS. To vote the shares of Granville common stock represented by this appointment of proxy upon such other matters as may properly come before the Special Meeting and any adjournments thereof in accordance with their best judgment.

PLEASE VOTE, SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.


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                           (continued from other side)




         THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSAL 1. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF GRANVILLE A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.


                                                     By signing this proxy,  the
                                            undersigned   hereby    acknowledges
                                            receipt  of the  Notice  of  Special
                                            Meeting,  dated  _______,  1996, and
                                            the  accompanying   Prospectus/Proxy
                                            Statement of Granville and Triangle.


                                            Dated:  ______________________, 1996



                                            ------------------------------------
                                            Signature of Owner of Shares



                                            ------------------------------------
                                            Signature of Joint Owner of Shares
                                             (if any)


                                           Instruction:    Please   sign   above
                                           exactly as your name  appears on this
                                           appointment of proxy. Joint owners of
                                           shares should both sign.  Fiduciaries
                                           or  other   persons   signing   in  a
                                           representative     capacity    should
                                           indicate the  authorized  capacity in
                                           which they are signing.

IMPORTANT: TO INSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.

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